Joint Filer Information

Names:	Infinity Capital Partners, L.P., Infinity Capital, LLC, Infinity Management, LLC

Address:	50 Jericho Quadrangle
Jericho, New York 11753

Designated Filer:	Michael Feinsod

Issuer and Ticker Symbol:	Ameritrans Capital Corporation (AMTC)

Date of Earliest Transaction To Be Reported:	December 1, 2010

The undersigned, Infinity Capital Partners, L.P., Infinity Capital, LLC, and Infinity Management, LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Michael Feinsod with respect to the beneficial ownership of securities of Ameritrans Capital Corporation.

Signatures:

INFINITY CAPITAL PARTNERS, L.P.

By: Infinity Capital, LLC, its General Partner

By:

/s/ Michael Feinsod

Name:  Michael Feinsod

Title:    Managing Member

INFINITY CAPITAL, LLC

By:

/s/ Michael Feinsod

Name:

 Michael Feinsod

Title:

 Managing Member

INFINITY MANAGEMENT, LLC

By:

/s/ Michael Feinsod

Name:  Michael Feinsod

Title:    Managing Member